SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported):              December 8, 2003


                               KEYSPAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
                 (State or Other Jurisdiction of Incorporation)


       1-14161                                             11-3431358
(Commission File Number)                       (IRS Employer Identification No.)

  175 East Old Country Road, Hicksville, New York                       11801
     One MetroTech Center, Brooklyn, New York                           11201
    (Address of Principal Executive Offices)                          (Zip Code)

                           (516) 755-6650 (Hicksville)
                            (718) 403-1000 (Brooklyn)
              (Registrant's Telephone Number, Including Area Code)


                                      N/A
          (Former Name or Former Address, if Changed Since Last Report)

Cautionary Language Concerning Forward-Looking Statements

     Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

     There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.



Item 5. Other Events
        ------------

     On December 8, 2003, KeySpan Corporation ("the Company") issued a press release disclosing, among other things, its expectations for 2004 Company earnings.

     The Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


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


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        -------------------------------------------------------------------

         (c)      Exhibits

                  (1) Press Release of the Company dated December 8, 2003.


Item 9. Regulation FD Disclosure
        ------------------------

         In addition, on December 8, 2003 and December 9, 2003, the Company will hold meetings with members of the financial community and discuss, among other things, its expectations for 2004 earnings. The slides that will be used at these meetings can be viewed on the Investor Relations section of the Company's website: www.keyspanenergy.com. The following is a copy of the script to be used at these meetings:


2004 Presentation to the Financial Community

"Strategic Execution for Growth"

  December 8 - Boston
  December 9 - New York


Cover Page
----------

Slide 1 - Agenda  (G. Laskaris)
-------------------------------

Good Afternoon and welcome to KeySpan's Annual Presentation to the Financial Community - "Strategic Execution for Growth". This morning we issued our press release reporting on our 2004 earnings guidance. If you have not received the press release, it is currently available on our website.

In terms of our format today - Bob Catell will start with a review of the corporate strategy. Bob Fani will discuss 2003 accomplishments and expense reductions. Wally Parker will then provide an update on our energy delivery and customer operations business, followed by Steve Zelkowitz with a discussion of our energy asset and supply business. Gerry Luterman will then report on our financial strategy and then Bob Catell will make some closing remarks.

Please note that the individual segments forecasts for Operating Income discussed today will be updated early next year, once budgets and allocations are finalized. However, we expect the total consolidated guidance to remain the same.


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


And now, I will turn it over to Bob Catell...

Slide 2 - KeySpan's Business Profile        (R.B. Catell)

Thank you, George, and Good Afternoon. It's our pleasure to update you on the KeySpan story and the continued execution of our strategy of growth and building shareholder value.

Over the past several years, KeySpan has grown to become the largest gas distribution company in the Northeast United States with 2.5 million gas customers in New York City, Long Island and New England, and the largest generator of electricity in New York State with 6,400 MW of generation. Our business profile is concentrated in our core gas distribution and electric services segments ... making up 78% of our business, and is complemented by our Energy Services business. The balance of our business profile is made up of our energy investments which includes our ownership interest in Houston Exploration.










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



Slide 3 - KeySpan's Focused Strategy        (RBC)

We have positioned ourselves well in great markets with excellent growth opportunities. We've stayed focused on our basic strategy ... to achieve growth through our two core businesses ... our gas distribution business and our electric generation business.

In our gas distribution business, our focus is on the customer. We are well positioned for organic growth by operating in an excellent marketplace with strong customer demographics. There is a low penetration of natural gas and high gas usage resulting from operating in the colder Northeast. We are aggressively adding new customers and offering selective energy products and services through our energy services business. We will build or acquire strategically located assets which support this distribution business - particularly pipeline, liquefied natural gas and underground storage.

In  our  second  core  business--electric   generation--which  operates  in  the
capacity-constrained New York City and Long Island electric markets, we seek growth through the continued optimization of our existing generation assets as well as through building or acquiring additional strategic generation assets in the Northeast.

We remain committed to monetizing our non-core assets.

With this focused strategy in mind, we have set up...




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



Slide 4 - Framework for Growth              (RBC)

....a  framework  which lays out the roadmap  for  executing  on our  strategy of growing our core businesses.

As you may know, earlier this year, we re-aligned our business segments into two groups to optimize the execution of our strategy - a customer focused group, and an energy asset and supply management group.

We have also launched a business review process to increase the efficiency of our business operations and to reduce expenses which Bob Fani will discuss in more detail. And,

We have a strong financial position which will support our growth strategy, as we look to further improve our balance sheet by continuing to monetize our non-core assets and reduce debt.

We recognize that our growth strategy must be supported by an important element...

Slide 5 - Minimizing Business Risk (RBC) ... minimizing our business risk in all of our businesses.

In our gas distribution business, we have commodity cost pass-throughs, weather normalization in our New York and Long Island rate structures, and we utilize weather hedges in New England.

In our electric services business, we have long-term generation contracts on Long Island. We operate in the capacity-constrained New York City market, and we hedge the electric sales of our Ravenswood plant to further mitigate risk.

And, in our exploration and production business, we hedge 70% of the production for the year ahead and beyond in order to mitigate the risk and volatility of gas prices.

And with regard to our overall operations, we have no material environmental exposure.

As we continue to measure and monitor risk on an enterprise-wide basis, we are pleased that 80 to 85% of our operating income comes from our regulated, contractual and load pocket businesses. This provides for predictable revenues, stable earnings and strong cash flow streams.

And we believe our strategic framework, risk mitigation measures and our active involvement in industry issues will allow KeySpan to continue to grow our businesses and focus on the following objectives...




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



 Slide 6 - Objectives      (RBC)

- First, we are committed to growing KeySpan's earnings from its core gas, electric and services businesses by 5 to 6% annually,

-    Second, we will maintain our "A" quality credit ratings,

- Third, we are committed to monetizing our non-core assets - specifically, Houston Exploration, KeySpan Canada, and our Northern Ireland investment - a portion of which we recently sold.

- All of which should support KeySpan to be able to maintain and possibly increase our dividend in the future.

Looking specifically at earnings growth...

Slide 7 - Earnings Guidance                 (RBC)

....By  remaining  focused  on  executing  on  our  strategy  and  achieving  our objectives, KeySpan is projecting growth in its core earnings by 5 to 6% in 2004, resulting in a contribution of $2.20 to $2.30 per share. Including the contribution of $0.35 to $0.45 per share from our exploration and production operations, KeySpan's overall earnings guidance is $2.55 to $2.75 for 2004, up from $2.45 to $2.60 in 2003.

We are also re-confirming our guidance for 2003. Our core earnings are projected to be at the low end of the range of $2.15 to $2.20 for 2003, primarily due to the effect of the cooler summer weather on electric prices and the impact of the slowdown in the Northeast construction industry on our energy services business. The earnings for E&P are expected to come in above the range of $0.30 to $0.40 per share because of higher gas prices during the year.

And now, I will turn it over to Bob Fani to discuss the specifics of our strategic execution in 2003...

Slide 8 - Agenda                    (R.J. Fani)

Slide 9  - In 2003 KeySpan has...           (RJF)

Thank you, Bob, and Good Afternoon.

As Bob already mentioned, we continue to remain focused on executing on our strategy of growing our core businesses through 2004 with an increased emphasis on efficiency - both operating expense and capital.

Let's first turn to our accomplishments in 2003 in our business segments...

Slide 10  - 2003 Business Execution          (RJF)

o    We continued to grow our gas business,

o completed and announced new energy-related projects to expand our asset base,

o    continued to provide excellent service,

o    monetized non-core assets,

o    and initiated a review of our cost structure.



Some of the specifics...first, gas growth...

Slide 11  - Growth in the Gas Business       (RJF)

Despite the challenge of higher gas costs and sluggish economic conditions through most of the year, we continued to aggressively convert customers to gas and expect to achieve new gross profit margin of $55-60 million in 2003.

With regards to our utilities, we have strong regulatory relationships and we continually evaluate the need to file for rate cases. In our New England gas service territory served by the former Boston Gas Company, we recently received a decision from the regulators on our rate request which granted us a base rate increase of $26 million, a 10.2% return on equity with sharing above that level. Equally significant, we were granted a true-up on pension and OPEB expenses including carrying charges and a performance based rate plan up to 10 years which adjusts for inflation annually. We are pleased with the decision, and it was consistent with our internal forecast.

Next, our progress on implementing the growth of our assets...

Slide 12  - Asset Growth    (RJF)

We are nearing the completion of a new 250 MW generating plant at our Ravenswood power station. We are currently in start-up mode on this efficient, state-of-the-art, combined-cycle plant in the next couple of weeks. This plant is the first base load plant to be installed in the NYC area in over 30 years. It will serve the NYC load pocket region which is projected to be capacity deficient this coming summer.


In addition, we announced the expansion of our liquefied natural gas storage and receiving terminal in Providence, Rhode Island. We are partnering with British Gas LNG to expand the facility to accept marine LNG deliveries by 2005 and increase vaporization capability from 150,000 to approximately 500,000 dth/day. This expansion is consistent with our strategy of supporting our core gas distribution business, as we seek to increase the reliability of the Northeast energy supply and create more diversity in supplies. We have initiated this project, realizing that LNG will play an ever increasing important role in meeting the energy needs of the United States and in particular, this market region.

And now turning to the performance of our system...

Slide 13  - Operational Excellence   (RJF)

We continue to achieve outstanding performance for both the KeySpan generation facilities and the operation of the LIPA T&D system.

Keeping our generators in the best possible operating condition is a priority at KeySpan, and through an extensive annual maintenance program, our generating facilities had over 97% availability on Long Island and better than 96% at Ravenswood during the crucial summer season.

And in terms of providing excellent service to LIPA, KeySpan continues to operate the Long Island T&D system at the highest performance levels in New York State. KeySpan ranks first in restoration time when we have an outage - on average we restored service to our customers in 64 minutes - 40% quicker than the NYS average.

And just a note on our gas business - we have reached our target storage levels for both New York and New England, ensuring adequate supply of gas for the upcoming winter heating season.

Now changing focus to our non-core assets...

Slide 14  - Monetization of Non-Core Assets           (RJF)

We remain committed to the monetization of our non-core assets.

2003 was indeed a very busy year:

We reduced our ownership interest in Houston Exploration from 66% to 56% and received net proceeds of $79 million, and we continue to analyze ways in which to monetize the balance in the most tax-efficient manner.

We monetized approximately 39% of our ownership interest in KeySpan Canada -our gas processing business through an Income Trust - and sold our 20% interest in Taylor Natural Gas Liquids - receiving net proceeds of approximately $120 million.

And finally, we announced three weeks ago the sale of our 24.5% interest in Phoenix Natural Gas, a gas distribution company based in Belfast, Northern Ireland - for approximately $95 million.

These sales are consistent with our strategy and commitment to concentrate on our core businesses. The proceeds from these sales were or will be used to reduce our debt level, as Gerry Luterman will address.

At this point, let me shift gears to the cost management program we initiated this year.

Slide 15  - Expense Management      (RJF)

In order to continue to remain competitive and provide value to our shareholders, KeySpan is undertaking a multi-year, enterprise-wide initiative to further improve operational performance to offset the effect of higher costs. These include higher costs from the increased focus on corporate governance, security and risk management.

We will strike a balance between growth and efficiency ... and not compromise on our safe and reliable service to our customers.

This will be an ongoing process, requiring a stronger than ever focus on efficiency, technology, innovation and risk management.

This effort will include

o    evaluation and streamlining of our business processes,

o the use of technology to reduce costs such as the implementation of construction tools and techniques in the gas distribution area,

o the use of information based management tools to help grow revenues such as targeted marketing and sales optimization programs, asset optimization and portfolio management,

o And utilization of the cost-effective IT structure we have put in place over the last several years which is aligned with our strategy of growing our core businesses.

Through this initiative, in 2004 we are implementing expense reductions of approximately $100 million which will cover projected increases in costs already mentioned as well as higher pension, infrastructure, insurance and healthcare costs, and we do not anticipate any restructuring charges at this time. These efforts will keep our 2004 O&M budget at the 2003 level.

Also, this year we aligned our company...

Slide 16  - KeySpan's Structure Supports      (RJF)

....across two major business  groupings,  to support the execution of our growth and operational efficiency strategy.

Our customer focused group, headed up by Wally Parker is comprised of gas distribution and energy services;

And the asset and supply management group, managed by Steve Zelkowitz, is comprised of our portfolio of energy assets and the energy supply function.

Wally  and  Steve  will  discuss  both  the  growth   drivers  and   operational
efficiencies of these two businesses.

I will now turn it over to Wally who will discuss the gas distribution and energy services Group.

Slide 17  - Agenda          (W.P. Parker)

Slide 18 - KeySpan Gas Distribution         (WPP)

Thanks, Bob, and Good Afternoon.

Let me start with the Gas Distribution business...

....the two key drivers of our success remain our size and our growth potential.

We are the largest gas distribution company in the Northeast United States ... and among the fifth largest in the country serving over 2.5 million customers as a result of the successful integration of six gas utilities in the NYC, Long Island and New England regions over the past four years. This size allows us to obtain economies of scale and operational synergies.

But more important than just size is our substantial market opportunities...our growth potential...

But our growth will be efficient -- our strategic focus for 2004 is on improving capital and marketing efficiency. Margin contribution at the lowest possible cost will be the driving factor.

Now turning to our gas operating income forecast and its drivers....

Slide 19  - Gas Distribution Outlook         (WPP)

In 2004, the Operating Income contribution from our gas business is projected to be in the range of $545 million to $565 million, an increase of approximately 6% over the original 2003 guidance, assuming normal weather conditions. We are projecting 2003 year end Operating Income to be higher than original guidance as a result of the colder than normal winter weather experienced in our service territories. The 2004 Operating Income contribution can be broken down - approximately 40% New York, with the remaining contribution split almost evenly across Long Island and New England.

Through targeted and efficient addition of new customers in 2004, we expect to add approximately $55 million in new gross profit margin.

This growth will be accomplished in a regulatory framework which provides:

o An allowed return of 13.25% at our largest utility in New York with 1.2 million customers, and

o    An allowed ROE of 11.1% on Long Island where we have 500,000 customers, and

o An allowed ROE of 10.2% at the former Boston Gas Company, the largest utility in New England, where we have more than 800,000 customers throughout Massachusetts and New Hampshire.

Let's now take a look at our unique organic growth opportunity in both the residential and business markets.

Slide 20  - Track Record for Organic Growth - WPP

In our residential market, our territory is only a little more than 50% saturated with over 1 million additional prospects and $650 million in Gross Profit Margin potential.

Our mature New York market, which is approximately 80% saturated stands as the model for growing our LI and New England residential markets which are at 36% and 53% saturation levels, respectively. We continue to add new customers in all three regions using the aggressive marketing programs which have a proven track record of success in New York.

Specifically, since acquiring the Long Island business in 1998, we have more than doubled the rate of growth and tripled the rate of conversions. And in New England, in just three years we have increased the growth rate by 60%.

Turning to the business market segment, our territory has a saturation level of approximately 60% across all of our territories with approximately 150,000 additional prospects and $300 million in gross profit margin potential.

Putting it all together, we have significant long-term opportunity for targeting profitable organic growth of almost $1 billion in gross profit margin.

In 2004 we are taking a number of steps to enhance our profitability...

Slide 21  - 2004 Strategic Execution           (WPP)

In essence, we are shifting from a "market share" perspective to a "maximizing profitability" approach. We are seeking to optimize the use of our capital resources by allocating it to the most profitable segments - those prospects that require a minimum amount of capital and increase GPM the most - those located closer to our gas mains. Over the past several years we have added over 5 million feet of new gas mains - which has significantly improved the gas infrastructure and created new sales opportunities by bringing thousands of potential prospects closer to our system. We will now seek to exploit these new sales opportunities, allowing us to maximize the return on our gas expansion program.

We have developed information based management tools, such as our sales optimization model, that will allow us to better understand our customers needs, segment the market, and focus attention on the mostly likely customer targets.

And we have launched a business review team to further optimize our marketing approach including redesigning some of our incentive based compensation plans to further align our employees' compensation with business profitability.


Now, let's take a closer look at the residential market.

Slide 22  - Residential Market Potential   (WPP)

In our residential market, our prospects are almost evenly divided between three categories:

o Prospects that currently have gas in the house but are low-use customers. These are easily convertible to gas heat and require essentially no capital expenditure.

o Prospects that do not currently use gas, but only require a service connection, and

o    Prospects that are located further from the mains.

In order to improve the cost efficiency of adding new customers, we are targeting the most profitable customers that require the lowest capital investment. Approximately $400 million or 60% of the heating potential is either an existing low use customer or a prospect that is close to the existing infrastructure.

In targeting these low capital investment prospects, we have utilized our sales optimization process identifying the most profitable customers. We have launched a number of successful Customer Care Pilots such as our new call center lead program, and we have made it easier for our customers to do business with us on-line. Our on-line conversion program - myquotes.com - has experienced a 66% increase in gas conversions this year, and we expect further improvements in 2004.

In addition, we have placed an increased emphasis on relationship marketing which will help cross-sell affiliated services. We continue to strengthen our relationship with numerous trade allies in order to achieve greater sales.

Now, let's look at the business market...

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Slide 23  - Business Market Assessment       (WPP)

In our business market, similar to the residential, our prospects are almost evenly divided between three categories:

o    Low-use customers,

o    Prospects close to a gas main, and

o    Prospects further from the main.

Again we are targeting the most profitable customers. $220 million or 80% of the gross profit margin potential is either an existing low use customer or a prospect relatively close to a gas main.

We have segmented the business markets through our information based tools and place greater emphasis on those segments with the greatest GPM potential. We will also sell additional services to existing customers through our relationship marketing.

In terms of segmentation, we have quantified that over 40% of the potential GPM is concentrated in 20 business markets out of a total of 420 segments. These 20 most profitable markets are in the service and the retail trade segment including businesses such as dry cleaners and restaurants.

This revised approach to adding customers will allow us to profitably add gross profit margin while efficiently utilizing our resources...

Slide 24 - Capital, Expense & Marketing     (WPP)

....resulting in improvements in both our capital and expense efficiency.

o For 2004, we are reducing the growth capital in our gas business by 25% from $180 million to $135 million. We will also keep our operation and maintenance expenditures relatively flat due to the use of technology, process improvements, competitive contracting practices, and improved modeling to selectively replace components of the distribution system.

o We are also reducing our marketing expenses by over 15% from $68 million to $57 million.

o Although we are reducing our costs, our growth target for 2004 remains approximately at the 2003 level.

o As you can see, we are targeting improvements to both our Growth Capex-to GPM and our marketing expense-to-GPM ratios, metrics we use to track our efficiency. In 2003, we spent approximately $3 dollars in growth capital for every one dollar of new profit margin, and in 2004 we are targeting a reduction to $2.50 in capital for every one dollar in growth.

So that's our gas story ... Size and Growth Potential with an increased focus on efficiency.

I would like to change gears and discuss our other customer-focused business - Energy Services... Slide 25 - KeySpan Services (WPP)

KeySpan Services is the unregulated business segment of KeySpan that delivers a portfolio of energy-related products and services to homes and businesses. It builds upon our regulated footprint and enhances the value of our customers, as a critical component of KeySpan's core customer-focused strategy and strong Brand recognition.

Although Energy Services has not yet achieved its financial objectives, it has played a strategic role in supporting the core utility by providing high levels of service with a customer satisfaction rate of over 90% and converting customers to gas.

We continue to refine the business model and expect a positive, albeit modest, earnings contribution in 2004. We are expecting a 2003 year-end operating income loss, primarily driven by the continued slowdown in the construction industry and the cooler summer weather, as well as closeout costs associated with unprofitable business operations. The Operating Income contribution for 2004 for Energy Services is projected to be in the range of breakeven to $10 million.

Slide 26 - KeySpan Services - Growth Drivers    (WPP)

This business segment serves two specific markets, the residential and small commercial market, which is serviced by Home Energy Services, and the large commercial market serviced by Business Solutions.

First, the Home Energy Services market includes a mix of annuity-type service contracts and fee-based contracts covering heating and central cooling system repairs and installations.

As you may recall, we have been pursuing a goal of 200,000 service contracts, which we have now reached and exceeded, and the key will be placing a greater emphasis on signing up more customers for premium service - that is - both heating and air conditioning service. These contracts have risen from 7% of the total contract base in early 2003 to approximately 12% now and we expect further increases in 2004. And, in terms of installations, we have expanded into new products such as fireplace installations which are up 40% versus a year ago and the residential conversion market remains strong. Overall, our year-end projection is to achieve a record level of 17,000 installations.

Second, Business Solutions includes our engineering services division which provides design, planning and engineering services and our Mechanical Contracting Division which builds, operates and maintains heating, air conditioning and ventilation systems.

The growth drivers in this business include a revenue backlog of approximately $525 million and a continued focus on niche markets such as pharmaceuticals, universities and hospitals. We also expect to see benefits from the recent acquisition of the BR+A engineering company in New England through increased business opportunities with our mechanical contracting operations.

Slide 27 - Refinement of KeySpan Services   (WPP)

I want to now focus on what we are doing to improve profitability in this segment.

We have undertaken a comprehensive review and evaluation of the KeySpan Services business to identify and implement actions that will drive profitability improvements and sustained value.

In 2004 we will reap the benefits of streamlining our workforce this past year, resulting in an expected reduction in O&M expenses of $10 million.

We are expanding our use of information based tools that allow us to better understand the various sectors and customers.

We have become more flexible in shifting to better-funded markets such as the Public Works sector as the need arises, by taking advantage of opportunities and focusing more on profitability.

We will focus on reducing the cost of doing business, such as increasing the amount of fabrication conducted offsite where it's cheaper versus onsite.

We have enhanced our internal bidding review process, which should result in higher margins. We expect to start to see the benefits of these enhancements in 2004.

Slide 28 - New York Downstate Construction... (WPP)

In addition, a major forecaster of construction activity, F. W. Dodge, is projecting an increase in construction spending, as shown, for the downstate New York region. We should start to see the effect of this in the results of Business Solutions.


I will now turn it over to Steve to discuss the Energy Asset and Supply Group.

Slide 29 - Agenda                (S.L. Zelkowitz)

Slide 30 - Energy Asset & Supply Business   (SLZ)

Thanks, Wally, and Good Afternoon.

KeySpan's asset and supply business is focused on the Northeast United States markets - the location of our service area or as we refer to it - the Northeast Energy Hub. Through our assets, which include physical and contractual assets and equity investments, we seek to optimize the operation of our assets and maximize returns in our core businesses.

In this segment we manage a portfolio of assets, which includes electric generation, pipeline, LNG, and storage as well as contracts for physical pipeline capacity and storage contracts to meet the needs of our customers.

This portfolio also includes some non-core assets outside the Northeast region which we are committed to monetizing, including our exploration and production operations based in Houston and our gas processing business located in western Canada.

Slide 31 - Focus on Growth        (SLZ)

Focusing on growth, we have begun a transformation of the management of the physical assets and contracts in this business segment. We will evaluate and manage these assets as an integrated portfolio to improve operating efficiencies, take advantage of synergies, identify opportunities and maximize profitability.

In addition, we will look to acquire and/ or build new assets to further enhance the growth in this segment with projects in the electric generation, pipeline, storage and LNG areas.

And we will remain  involved in the regulatory  and political  arenas to promote flexibility  in  operating  our  assets  and  enhancing  value....  such  as our continued involvement regarding the operation and market issues surrounding the electric market in New York State.

Turning first to our Electric Services segment...

Slide 32 - KeySpan Electric Services   (SLZ)

....which  is  KeySpan's  second  core  business  --  a  key  business  providing approximately $1.4 billion in gross revenue, a major driver of our earnings, contributing approximately 25% to our Operating income.

The electric services business, currently serving the New York City and Long Island areas, has two major components:

o We own and operate about 6400MW of generating capacity - the largest investor owned generator in New York State. We provide essentially all of Long Island's power and approximately 25% of New York City's power. Once our new Ravenswood plant goes into commercial operation, the size of our generation portfolio will grow by 250 MW.

o On Long Island, we have contracts to manage the Transmission & Distribution system for LIPA's 1.1 million customers, and to provide 4,200 MW of generation from our portfolio. We also manage the fuel for this generation.

o Our strategy for growing our generation business is focused on adding generation in the strategic Northeast region and maximizing the value of the existing portfolio. This entails maintaining high availability rates and the opportunity for repowering of existing plants, increasing their capacity and efficiency.

In terms of our electric Operating Income forecast and its drivers...

Slide 33 - Electric Services - Earnings Guidance   (SLZ)

The 2004 Operating Income contribution from this segment is projected to be in the range of $305 to $325 million, an increase of approximately 12% over the original 2003 guidance, assuming normal weather conditions. We are projecting 2003 year end operating income to be lower than original guidance, due to the impact of cooler than normal summer conditions and a maintenance outage of one of the Ravenswood generating units in early 2003.

Our 2004 earnings projection assumes the placement of the Ravenswood lease on the balance sheet at 12/31/03, and will result in an increase in operating income of $18 million, comprised of a decrease in operating expenses of $30 million and increase of $30 million in interest expense in order to reflect the transfer of the lease debt service from an operating expense to interest expense, offset in part by an increase in depreciation expense of approximately $12 million. The overall impact to net income is to reduce earnings by approximately 4 cents per share.


The 2004 projection can be broken down into two categories:

1. The first consists of the three contracts we have in place with LIPA which contribute approximately one third of the operating income in this segment
     - these contracts are like an annuity providing a solid and predictable earnings stream. In addition to the capacity charges and fees earned under these contracts, KeySpan also has the ability to earn up to $16.5 million per year in performance-based incentives, and we have been earning at or near this level for the past several years.

For our generation contract with LIPA, we recently filed a request with FERC for a modest increase in the capacity charges under this contract.

2. The second category contributes the remaining two-thirds of Operating Income and includes the Ravenswood plant in NYC, both the original plant and the new 250MW addition. The two earnings drivers are the capacity and energy markets.

o In terms of the capacity market, we are very fortunate to own and operate plants in the capacity constrained New York City load pocket - which, due to limited transmission capability into the city, operates under a FERC approved reliability rule that requires that 80% of peak capacity requirements must be provided by in-city generators.

o In 2003, we are projecting capacity payments at the high end of the range $90 to $95 per kW-year, due to the implementation of the ISO capacity demand curve and seasonal bid caps.

o For 2004, we are assuming capacity payments in the $95 to $105 per kW-year range. This assumes that our new Ravenswood plant will be entitled to capacity market revenues in the second quarter.

Now turning to the energy market, we continue to have opportunities in the high priced New York City energy market.

o The key drivers continue to be supply / demand balance, transmission constraints, the weather, the economy and ISO price mitigation measures.

o In 2003, our energy margins were impacted due to cooler weather and a unit outage, resulting in average peak spark spreads at the low end of the $20 to $25 per MW-hr range.

o For 2004, we are projecting average peak spark spreads in the $20 to $25 per MW-hr range, assuming normal summer weather conditions.

Shifting now to the consistency of these earnings...

Slide 34 - Focused Generation Strategy       (SLZ)

In keeping with KeySpan's profile of minimizing risk, we have developed a low risk generation portfolio that includes a mix of contractual and load pocket generation and a conservative hedging strategy which helps to better insulate our earnings. It is a portfolio that is highly dependent on reliable capacity charges.

As shown in the graph:

1. 2/3's of KeySpan's current generation portfolio is under long term contract to LIPA, under which we receive guaranteed capacity payments for the entire Long Island fleet.

2. The other 1/3 represents the merchant Ravenswood plant, with two-thirds of its net revenues coming from capacity payments.

3.   In addition,  for the component that is least predictable - energy payments
     - which makes up about one third of our net revenues - we plan to continue to hedge 1/2 of the risk through financial hedges of peak electricity from Ravenswood, and

4. In terms of our new projects going forward to grow our business ... there will be continued focus on risk mitigation... either entering into PPA's or adding assets located in load pockets.

     So, when you put it all together, you can see that KeySpan has a generation portfolio that minimizes risk, complemented by a prudent hedging strategy.

Now I'd like to specifically comment on the progress of the new generation projects we are working on for growing this business.

Slide 35 - New Low Risk Generation Projects          (SLZ)

Bob Fani already commented on the 250 MW Ravenswood addition which is currently in start-up mode.


In addition, we recently responded to LIPA's request for proposals for new base load generation on Long Island. The proposal includes a 50/50 joint venture with American National Power to build two 250 MW combined cycle generators - the first is planned for Melville, in the center of Long Island, and is expected to be operational in 2006. The second is planned further east in Brookhaven and could enter service one year later. Both plants have received all required regulatory approvals and are currently planned to be constructed under a turnkey contract with no construction risk for KeySpan or its partner. We are waiting a decision from LIPA - expected in the first quarter of 2004. These projects provide the fastest approach to ensure Long Island has adequate base load power to meet the needs of its customers.

Again, I want to reiterate that these plants fit into our focused, Northeast generation strategy.

Moving to our Energy Investments segment...

Slide 36 - Core Energy Investments    (SLZ)

First, our core energy investments...

In our gas pipeline/storage business, which supports our core gas business, we own 20% of the strategic Iroquois pipeline, which provides essential supply into the Northeast and has solid FERC-regulated returns on the investment. We are also in a partnership with Duke on the proposed Islander East pipeline which supports our strategy of increasing gas supply to Long Island.

In addition, last year we made a strategic acquisition of Algonquin LNG - a 2Bcf FERC regulated LNG storage facility in Rhode Island. As Bob discussed, we recently announced plans to upgrade this facility to accept marine deliveries and triple vaporization capacity which will help both strengthen and diversify gas supply in the New England region and add to our profitability in this segment. It is expected in-service in 2005.

Second, our non-core investments...

Slide 37 - Non-Core Energy Investments       (SLZ)

This segment consists primarily of our E&P and gas processing businesses. Although we have identified these businesses as non-core and are seeking to monetize them, we continue to increase the value of these businesses, while they contribute to earnings.

1. We own 56% of The Houston Exploration Company, which has more than 700 BCFe of proved reserves in the Gulf of Mexico and Texas. In order to reduce the volatility of the natural gas commodity market, we have a policy to hedge approximately 70% of production. Our remaining investment has a forecasted total book value of approximately $720 million, made up of about $500 million in equity and 220 million in debt.

2. Our other non-core energy investment is the KeySpan Canada gas processing business of which we own approximately 61%, consisting of 14 plants in Western Canada that process approximately 1Bcf of natural gas per day. The forecasted total book value for our remaining interest in this processing fee-based business is approximately $240 million, made up of about $160 million in equity and $80 million in debt.


In terms of operating income in 2004, our E&P business should contribute in the range of $180 to $200 million. We are projecting 2003 year end operating income to significantly exceed original guidance - driven primarily by the favorable gas price environment.

The remainder of our energy investments are projected to earn about $40 to $50 million in operating income in 2004, an increase over 2003 guidance. We expect 2003 projected year-end to be at the high end of the original guidance.

I will now turn it over to Gerry Luterman who will review our financial profile.

Slide 38 - Agenda

Slide 39- 2003 Financial Accomplishments (G. Luterman)

Thanks, Steve, and Good Afternoon. Today, my goal as CFO is to summarize KeySpan's financial position and strategy - both of which are intended to support our business and growth objectives.

First, I would like to review our accomplishments in 2003, which was a very busy year ... a year in which we took a number of pre-emptive steps to strengthen our balance sheet and improve our financial position.

We started the year off quickly with KeySpan's equity issuance of 13.9 million shares in January, which was used to redeem high coupon debt and help strengthen the balance sheet, and minimizing the dilution. In addition, the partial sales of Houston Exploration on a tax-free basis and KeySpan Canada, as well as the sale of our ownership interest of Taylor Natural Gas Liquids, generated net proceeds of $200 million, which were used to further reduce debt levels. In fact, asset sales of non-core assets over the last two years have realized net cash proceeds and reduced debt by approximately $1 billion. We also took advantage of record-low interest rates in April to issue long-term 10 & 30 year bonds to term out commercial paper, and in November we issued tax-exempt 23 year bonds to permanently finance the peaking generation units installed on Long Island last year, again reducing our outstanding commercial paper.

We also renewed our $1.3 billion credit facility which backs up our commercial paper program, reducing our liquidity risk by extending $850 million of the facility for 3 years with the balance outstanding for one year.

And most recently, we have announced the sale of our interest in Phoenix Natural Gas in Northern Ireland, from which we anticipate receiving proceeds in mid-December of approximately $95 million resulting in an overall gain of better than $20 million.


Overall, these financial accomplishments allowed us to improve debt-to-cap ratio by approximately 700 basis points (on a credit facility basis) - an important platform as we head into 2004...

Slide 40 - 2004 Financial Focus             (GL)

.... and one which we will  remain  focused  on, as we continue to place a strong emphasis on maintaining our "A" quality credit rating. In achieving this goal, we will continue to focus our efforts on monetizing our non-core assets - similar to what we did in 2003 - and use the proceeds to mainly reduce debt levels.

And, as discussed by my colleagues, our expense management programs and growth initiatives will further help improve the profitability of our core businesses while improving our cash flow and capital generating position.

You know, ladies and gentlemen... one of the keys to increased profitability is the efficient use of capital... such as the efforts discussed by Wally Parker.

As this program takes hold... these initiatives will position KeySpan to be able to generate sufficient cash flow from core operations to fund and/or increase its dividend, as well as to undertake other investment opportunities.

Now, let's take a closer look at the balance sheet...

Slide 41- Balance Sheet Strengthening       (GL)


Our debt-to-capitalization ratio improved significantly in 2003 as I already discussed - an improvement of approximately 700 basis points from 64.7% to 58% from a credit facility perspective, and from 67% to 62% in terms of GAAP.


We expect further improvements in our balance sheet throughout 2004 as we continue to improve our cash flows. And, given that we would be able to monetize all our non-core assets in 2004, our debt to capitalization ratio should drop to the low-to-mid 50% range for both the credit facility and GAAP - which is our goal and consistent with our credit profile.

In addition, we have minimal borrowing planned in 2004. We currently have a well-balanced debt portfolio of approximately 80% fixed rate debt, with no re-financing risk since we do not have any large maturities until mid-2005.

In terms of other financial metrics...

Slide 42 - Improving Core Cash Flow         (GL)

....Our  net cash flow from core  operations,  given  normal  weather  and before working capital, is projected to improve about 5 to 6% to $850 million in 2004, more than covering both our core capital expenditure program - growth and maintenance - and our current dividend in 2004.

This is  encouraging,  as our 2004 cash flow coverage  continues to improve from
4.3 to 4.5 times, once again reflecting our strengthening financial position and capital efficiency.

Now looking closer at our cash flows and capital expenditures...

Slide 43 - Cash Flow / Capital Expenditures (GL)

....For cash flows, we are projecting to generate about $825 to $875 million from core operations in 2004 - an improvement of approximately 5% from 2003, before working capital. This cash flow will cover our on-going capital expenditures which are projected to be approximately $485 million - down by $50 million or 10% from 2003 projected levels.

o Specifically, our gas maintenance capex is projected at $215 million, similar to 2003 despite the increasing age of our system, due to our ability to operate and manage more efficiently.

o Our gas growth capex at $135 million is down 25% from 2003 due to our gas optimization program. o Our Electric Maintenance is projected at $100 million, again similar to 2003, as we keep our plants in very good condition given our past maintenance programs.

o Energy investments and services are each down approximately $5 million from 2003 levels.

As I already mentioned we have enough net cash flow to cover our dividend and capex in 2004. We have broken out separately our investment projects since these will most likely be project financed and include investments in new generation projects, our Islander East pipeline project and our Algonquin LNG marine conversion project. Assuming the mid-point of our free cash flow range, we are projecting enough cash flow to fund half of these investments as well.

We have not included the cash flow or capital expenditures from our E&P operations since its cash flow from operations is used to fund capex with no infusions from KeySpan -- cash flow neutral to KeySpan. In addition, Houston Exploration reports on this segment separately.

Turning to our dividend...

Slide 44 - Solid Dividend           (GL)

....Our current dividend of $1.78 yields  approximately  5%, which is higher than the S&P Utilities as well as the S&P 500. We are committed to our dividend, recognizing it as an important part of KeySpan's overall return to shareholders. As discussed, we are improving our financial position to allow for sustainable dividend growth in the future.

And now I would like to discuss KeySpan's earnings growth...

Slide 45 - 2004 Earnings Guidance   (GL)

By remaining focused on our strategy of growing our core businesses in an efficient manner, we continue to provide solid earnings growth for our shareholders.

In terms of our 2004 earnings guidance, we expect earnings growth in our core operations of 5 to 6% from 2003 levels, for an earnings per share contribution of $2.20 to $2.30. This assumes we are absorbing all other O&M expense increases such as pension, benefits, corporate governance, security and insurance costs.

And our E&P operations are projected to earn $0.35 to $0.45 per share ... with approximately 70% of 2004 production already hedged at weighted average floor and ceiling prices of $4.25 to $5.70 per Mcfe.

So, on a consolidated basis, we are expecting earnings per share of $2.55 to $2.75.

In addition, our core cash earnings per share are projected to be $5.15 to $5.45 in 2004, an improvement of 3% over 2003. A solid return for our shareholders, as KeySpan continues to strengthen its financial position...

Slide 46 - Financial Strength       (GL)

....which  is  composed  of  several  aspects,  all of which  support  the growth strategy of our core businesses.

First, our solid balance sheet - which supports our "A / A3" rating and continued advantageous access to the capital markets,

Second, our improving coverage ratios - which result from active debt portfolio management and disciplined efficiency in cash flows,

Third, our efficient use of capital for higher margin growth in our gas and electric businesses,

Fourth, our strong earnings and cash flows, resulting from the regulated low-risk nature of our core businesses, managed for increased efficiencies,

And lastly, our solid dividend - which we know is an important part of our shareholders investment, and which we seek to grow over time...

....All  contributing to the success of KeySpan's growth strategy and positioning us well for the future.

And now I would like to turn it back to Bob Catell for closing remarks...

Slide 47 - Agenda          (R.B. Catell)

Slide 48 - Maximizing Shareholder Value     (RBC)

Thanks, Gerry, for the update.

By this time, you have heard about all the aspects of KeySpan's strategy for growing its businesses, as we seek to maximize shareholder value.

In executing our focused core business strategy, KeySpan clearly has diversified growth opportunities in the gas and electric markets, and the Company is committed to improving operational efficiency, while continuing to improve its balance sheet and liquidity position.

As we continue to minimize business risks with prudent measures, we remain dedicated to strong corporate governance, with an independent Board of Directors with myself as the only Company representative.

In addition, KeySpan continues its commitment to the community it serves, and its strong regulatory relationships involvement, and active involvement in industry issues, in order to maximize its growth potential.

And KeySpan reiterates its strong commitment to its dividend - which, along with our 5% to 6% earnings growth, provides an impressive, relatively low risk, total return of 10 to 11% to our shareholders - as we continue to strive towards maximizing shareholder value as the premier energy company in the Northeast.

Thank you.

And we would be glad to answer any of your questions at this time.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           KEYSPAN CORPORATION

Dated: December 8, 2003                    By:    /s/Gerald Luterman
                                                  ------------------
                                           Name:  Gerald Luterman
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

                                INDEX TO EXHIBITS
                                -----------------


Exhibit No.            Exhibit                                              Page
-----------            -------                                              ----

99.1                   Press Release dated December 8, 2003                  53